UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, BC555, Golden, Colorado , USA 80401

111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada, H3C 2M1

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
3.800% Senior Notes due 2032	TAP 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

USD Underwriting Agreement

On May 20, 2026, Molson Coors Beverage Company (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named in Schedule I thereto, in connection with the proposed offer and sale by the Company of $500.0 million in aggregate principal amount of 4.900% Senior Notes due 2031 and $1.0 billion in aggregate principal amount of 5.500% Senior Notes due 2036 (the “USD Notes”).

The Underwriting Agreement contains representations by the Company and the Guarantors and indemnification obligations relating to certain matters in favor of the underwriters named therein. A copy of the Underwriting Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The Company expects to issue the USD Notes on May 27, 2026.

The offering of the USD Notes was made pursuant to a final prospectus supplement, dated May 20, 2026 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2026, and a base prospectus, dated February 20, 2024, filed as part of the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-277183) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on February 20, 2024.

CAD Purchase Agreement

On May 20, 2026, Molson Coors International LP, a wholly-owned indirect subsidiary of the Company (“MCILP”), the Company, as parent guarantor, and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc., as representatives of the initial purchasers named in Schedule I thereto, in connection with the proposed offer and sale by MCILP of C$500.0 million in aggregate principal amount of 4.300% Senior Notes due 2033 (the “CAD Notes”).

The Purchase Agreement contains representations by MCILP, the Company, as parent guarantor, and the Subsidiary Guarantors and indemnification obligations relating to certain matters in favor of the initial purchasers named therein. A copy of the Purchase Agreement is filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

The Company expects to issue the CAD Notes on May 27, 2026.

The CAD Notes were sold outside the United States to non-U.S. persons in reliance on Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The CAD Notes have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description
99.1	Underwriting Agreement, dated as of May 20, 2026, by and among Molson Coors Beverage Company, the guarantors party thereto and Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein.
99.2	Purchase Agreement, dated as of May 20, 2026, by and among Molson Coors International LP, Molson Coors Beverage Company, the other guarantors party thereto and Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc., as representatives of the initial purchasers named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	May 22, 2026	By:	/s/ Natalie G. Maciolek
Natalie G. Maciolek
Chief Legal, Communications & Government Affairs Officer and Secretary